    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2004
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            Milestone Scientific Inc.
 ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                     13-3545623
       --------------------------                      --------------------
        (State of incorporation                          (I.R.S. Employer
            or organization)                            Identification No.)

  220 South Orange Avenue, Livingston,
               New Jersey                                     07039
 ---------------------------------------               -------------------
 (Address of principal executive office)                    (Zip Code)

If this form relates to the registration      If this form relates to the
of a class of securities pursuant to          registration a class of
Section 12(b) of the Exchange Act and is      securities pursuant to of the
effective upon filing pursuant to General     Exchange Act and is Section 12(g)
Instruction A.(c), check the following        of effective pursuant to General
box. [X]                                      Instruction A.(d), check the
                                              following box.

     Securities Act registration statement file number to which this form relates: 333-110376

     Securities to be registered pursuant to Section 12(b) of the Act:

                   TITLE OF EACH CLASS                                      NAME OF EACH EXCHANGE WHICH
                   TO BE SO REGISTERED                                    EACH CLASS IS TO BE REGISTERED
----------------------------------------------------------    --------------------------------------------------------
Units, each consisting of two shares of Common Stock and
    one Warrant to purchase one share of Common Stock           American Stock Exchange and Pacific Stock Exchange

            Warrants to purchase Common Stock                   American Stock Exchange and Pacific Stock Exchange
----------------------------------------------------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                                                        NONE



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Item 1.   Description of Registrant's Securities to be Registered.

         The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form S-2, File No. 333-110376, as amended (the "Registration Statement"), filed with the Commission on November 10, 2003, and is incorporated herein by reference to such filing. See "Description of Securities."

Item 2.   Exhibits

         The following exhibits required to be filed by this item are incorporated herein by reference to the exhibits filed by the registrant with the Registration Statement:


1. Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement).

2. Specimen copy of the Unit Certificate (Exhibit 4.2 to the Registration Statement).

3. Form of Warrant Agreement including form of Warrant (Exhibit 4.3 to the Registration Statement).

4. Articles of Incorporation, as amended (Exhibits 3.1 through 3.7 to the Registration Statement).

5.       Bylaws (Exhibit 3.8 to the Registration Statement).


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:    February 4, 2004

                                      MILESTONE SCIENTIFIC INC.


                                      By:  /s/ Leonard Osser
                                           ----------------------
                                           Leonard Osser,
                                           Chairman and Chief Executive Officer


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                                  EXHIBIT INDEX

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No.  Description
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1. Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement).
--------------------------------------------------------------------------------
2. Specimen copy of the Unit Certificate (Exhibit 4.2 to the Registration Statement).
--------------------------------------------------------------------------------
3. Form of Warrant Agreement including Form of Warrant (Exhibit 4.3 to the Registration Statement).
--------------------------------------------------------------------------------
4. Articles of Incorporation, as amended (Exhibits 3.1 through 3.7 to the Registration Statement).
--------------------------------------------------------------------------------
5.   Bylaws  (Exhibit 3.3 to the Registration Statement).
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